UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

GAMING PARTNERS INTERNATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 23, 2018

To the Stockholders of Gaming Partners International Corporation:

You are cordially invited to attend our 2018 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Wednesday, May 23, 2018 9:00 a.m., Pacific Time

WHERE:	Encore Las Vegas Vivaldi Meeting Room 3131 S. Las Vegas Blvd. Las Vegas, Nevada 89109

ITEMS OF BUSINESS:

•  Elect seven directors for terms expiring in 2019

•  Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018

•  Hold an advisory vote to approve named executive officer compensation

•  Approve amendments to the 1994 Directors’ Stock Option Plan to extend the term until January 31, 2022 and allow for the grant of stock appreciation rights

•  Ratify the grants of stock appreciation rights on December 26, 2017 under the 1994 Directors’ Stock Option Plan, as amended

•  Transact any other business that may properly come before the Annual Meeting

RECORD DATE:	March 26, 2018

VOTING BY PROXY:	Your vote is important. Please cast your vote as instructed in the proxy statement at “Questions and Answers About the Meeting and Voting” as promptly as possible.

On the following pages, we provide answers to frequently asked questions about the Annual Meeting. A copy of the 2017 Annual Report on Form 10-K is enclosed.

By Order of the Board of Directors,

Gregory S. Gronau

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Stockholders Meeting:

This Notice of Annual Meeting, our Proxy Statement and Annual Report on Form 10-K

can be accessed on our website at http://gpigaming.investorroom.com/index.php?s=127

GAMING PARTNERS INTERNATIONAL CORPORATION

TABLE OF CONTENTS

Page

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	1

PROPOSAL 1 - ELECTION OF DIRECTORS	4

Nominees for Election of Directors	4
Board Leadership Structure	5
Risk Oversight	5
Board of Directors and Committees of the Board	6
Communications with the Board of Directors	8
Director Compensation Table	8
Non-Employee Director Cash Compensation	9
Non-Employee Director Stock Options and Stock Appreciation Rights	9
Recommendation of our Board of Directors	9

OTHER INFORMATION	10

Security Ownership of Management and Other Beneficial Owners	10
Section 16(a) Beneficial Ownership Reporting Compliance	11
Indemnification of Directors and Officers	11

EXECUTIVE COMPENSATION	11

Executive Officers	11
Summary Compensation Table	11
Employment Agreement	12
Potential Payments upon Termination or Change in Control	12
Outstanding Equity Awards at December 31, 2017	13
Equity Compensation Plan Information	13

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13

Audit Committee Report	13
Fees Billed to Independent Public Accounting Firm	14
Pre-Approval Policies and Procedures	14
Recommendation of our Board of Directors	14

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	14

Recommendation of our Board of Directors	15

PROPOSAL 4 - APPROVE AMENDMENTS TO THE 1994 DIRECTORS’ STOCK OPTION PLAN TO EXTEND THE TERM UNTIL JANUARY 31, 2022 AND ALLOW FOR THE GRANT OF STOCK APPRECIATION RIGHTS	15

Proposed Amendments	15
Summary of 1994 Directors’ Stock Option Plan, as amended	16
Participants	17
New Plan Benefits	17
Recommendation of our Board of Directors	18

PROPOSAL 5 – RATIFICATION OF THE GRANT OF STOCK APPRECIATION RIGHTS ON DECEMBER 26, 2017 UNDER THE 1994 DIRECTORS’ STOCK OPTION PLAN, AS AMENDED	18

Recommendation of our Board of Directors	20

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING	20

OTHER MATTERS	20

APPENDIX A: 1994 Directors’ Stock Option Plan, as amended	21

ii

GAMING PARTNERS INTERNATIONAL CORPORATION

3945 W. Cheyenne Avenue, Suite 208

North Las Vegas, Nevada 89032

(702) 384-2425

PROXY STATEMENT

This proxy statement is being furnished to our stockholders beginning on or about April 18, 2018, in connection with the solicitation of proxies by the Board of Directors of Gaming Partners International Corporation (the “Company” or “GPIC”), to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2018, at 9:00 a.m., Pacific Time, to be held at Encore Las Vegas, 3131 S. Las Vegas Blvd., Las Vegas, Nevada 89109, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I being asked to vote on?

The election of seven nominees to serve on our Board of Directors for terms expiring in 2019 (Proposal 1).

The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).

An advisory vote to approve named executive officer compensation (Proposal 3).

The approval of amendments to the 1994 Directors’ Stock Option Plan to extend the term until January 31, 2022 and allow for the grant of stock appreciation rights (Proposal 4).

The ratification of the grants of stock appreciation rights on December 26, 2017 under the 1994 Directors’ Stock Option Plan, as amended (Proposal 5).

What are the Board of Directors’ voting recommendations?

Our Board of Directors recommends a vote FOR each of the seven director nominees.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Our Board of Directors recommends a vote FOR the proposal regarding an advisory vote to approve named executive officer compensation.

Our Board of Directors recommends a vote FOR the proposal to approve amendments to the 1994 Directors’ Stock Option Plan to extend the term until January 31, 2022 and allow for the grant of stock appreciation rights.

Our Board of Directors recommends a vote FOR the ratification of the grants of stock appreciation rights on December 26, 2017 under the 1994 Directors’ Stock Option Plan, as amended.

What is the vote required for each proposal?

Once a quorum has been established, the following votes are required for approval of the respective matters:

Directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. This means that the seven individuals receiving the largest number of votes will be elected as directors.

The proposals (i) to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm and (ii) to provide an advisory vote to approve named executive officer compensation will be approved by the stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

The proposals (i) to approve amendments to the 1994 Directors’ Stock Option Plan and (ii) ratify the grants of stock appreciation rights on December 26, 2017 require the approval of a majority of the outstanding shares of our common stock

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Who is entitled to vote?

Common stockholders of record as of the close of business on the record date are entitled to vote.  The record date for the Annual Meeting is March 26, 2018.  Each outstanding share of our common stock is entitled to one vote upon the proposals presented.

How do I vote if I am a stockholder of record?

If you are the record holder of your shares, there are several ways to vote:

•	by completing and executing your proxy card and mailing it in the accompanying envelope,
•	by telephone at 1-800-690-6903, available 24 hours each day,
•	over the Internet at www.proxyvote.com using the access code provided on your proxy card, or
•	by written ballot in person at the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate each stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote via the Internet or by telephone, you do not need to return your proxy card. Stockholders voting via the Internet should understand that there may be costs associated with voting in this manner, such as usage charges from Internet service providers that must be borne by the stockholder.

Votes submitted by mail, telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 22, 2018. Submitting your vote by mail, telephone or the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

How do I vote if I hold my shares in street name?

If your shares are held by a broker, bank or other nominee (that is, in street name), you will receive instructions from your bank or brokerage firm that must be followed in order for the record holder to vote the shares per your instructions. Banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone.

If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NASDAQ Stock Market, Inc. (NASDAQ) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes.”

The election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 3), the approval of the amendments to the 1994 Directors’ Stock Option Plan (Proposal 4) and the ratification of the grants of stock appreciation rights on December 26, 2017 (Proposal 5) are matters considered non-routine. Accordingly, brokers do not have discretion to vote on these proposals without your instruction. Abstentions and broker non-votes will not be included in the totals for these proposals, and will have no effect on the outcome of the vote. The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2018 (Proposal 2) is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker.

What does it mean if I get more than one proxy?

It means that your shares are held in more than one account.  Please vote all proxies to ensure that all your shares are voted.

What constitutes a quorum?

As of the record date, March 26, 2018, there were 7,932,794 shares of our common stock outstanding and entitled to vote.  To conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy.  This is known as a “quorum.”  Abstentions and shares which are the subject of broker non-votes will count toward establishing a quorum.

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Can I change my vote?

If you are the record holder of your shares, you can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

•	submitting a duly executed proxy bearing a later date than that of the previously-submitted proxy (including by submission over the Internet or by telephone), or
•	attending the meeting and voting your shares in person, or
•	notifying our President and Chief Executive Officer by written revocation letter.

Our President and Chief Executive Officer is Gregory S. Gronau. Any changed vote or revocation should be filed with him at our corporate headquarters at 3945 W. Cheyenne Avenue, Suite 208, North Las Vegas, Nevada 89032.

If your shares are held in street name and you previously instructed your broker, bank or other nominee on how to vote your shares, you will need to contact your broker, bank or other nominee to change your vote.

Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you directed. If no direction is given, the proxies will be voted as our Board of Directors recommends.

Who conducts the proxy solicitation?

Our Board of Directors is soliciting these proxies.  We will bear the cost of the solicitation of proxies.  Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

Our Board of Directors has hired an independent firm to serve as an Inspector of Elections to tabulate the voted proxies.

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PROPOSAL 1 - ELECTION OF DIRECTORS

The current term of office of all our directors expires at the 2018 Annual Meeting. Our Board of Directors has set the size of the Board at seven directors and has proposed the re-election of the following seven nominees for a one-year term expiring at the 2019 Annual Meeting and until their respective successors have been duly elected and qualified. Each of the nominees listed below has consented to being nominated and to serve if elected. If any director nominee becomes unable to serve for any reason, the persons named as proxyholders reserve full discretion to vote for any other person who may be nominated or for the balance of the nominees.

Our Board of Directors consists of a diverse group of leaders in the fields of gaming, business strategy, technology, and accounting. Many of the current directors have senior leadership experience at major domestic and international companies. In these positions, they have also gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. The biographies below describe the skills, qualities, attributes, and experiences of each of the nominees that led the Nominating and Governance Committee to determine that it is appropriate to nominate these directors for re-election.

The Nominating and Governance Committee and the Board of Directors believes that the skills, qualities, attributes, and experiences of its directors provide us with business acumen and a diverse range of perspectives to engage each other and management to effectively address our evolving needs and represent the best interests of our stockholders.

Nominees for Election of Directors

Martin A. Berkowitz, 69, has been a director since 2007 and for a brief period in 2013 he served as our interim Chief Administrative Officer. He currently serves as a member of our Audit Committee, Compensation Committee, and Nominating and Governance Committee. Mr. Berkowitz is an independent consultant and corporate director and advisor. Until November 2017, he served as the part-time Chief Financial Officer of Netswitch, Inc., a provider of internet security services, for which he received no cash compensation. Until April 2014, Mr. Berkowitz served on the Board of Directors, and was Chairman of the Audit Committee, of Ready One Industries, a 501(c)(3) corporation. From 2008 to 2011, Mr. Berkowitz served as the Chief Financial Officer of Virtual Coaching, LLC, a technology-enabled service company based in New York City. From 1975 to 2008, Mr. Berkowitz served as an executive, Comptroller, and Chief Financial Officer for several companies, including more than twenty-five years with Prudential Financial. Mr. Berkowitz earned his Bachelor of Business Administration in Accounting from the University of Massachusetts, Amherst, in 1970 and his Master of Business Administration from St. John’s University in 1975. He has attended executive programs at the University of Michigan, Stanford University, and Harvard University. Among other qualifications, Mr. Berkowitz brings to the Board of Directors a track record of success in financial and operating management in both the private and public sectors. His experience as a financial executive contributes particularly to the Board of Directors’ oversight of the Company’s financial matters.

Eric P. Endy, 63, has been a director since 1993 and currently serves as a member of our Compliance Committee. Mr. Endy has served as a consultant to, and officer of, the Company for the following periods: consultant from 2003 to 2007, Executive Vice President from 2002 to 2003, Secretary from 1984 to 2003, Chairman of the Board and Chief Executive Officer from 1998 to 2002, President from 1994 to 2002, Treasurer from 2001 to 2002 and also for three months in 1998, and Chief Operating Officer from 1994 to 1995. Mr. Endy was an executive of the former Paul-Son Gaming Supplies, Inc., a provider of gaming supplies, from 1990 to 2002. He received a Master of Arts from California State University-Los Angeles in 1981 and a Master of Business Administration from the University of Nevada-Las Vegas in 2007. Among other qualifications, Mr. Endy’s experience in the gaming industry and knowledge of our products assists the Board of Directors with strategic planning for the Company.

Gregory S. Gronau, 59, has served as our President and Chief Executive Officer since 2009 and as our Secretary and Treasurer since 2014. He has served as a director since 2009 and is currently Chairman of our Compliance Committee. Mr. Gronau served as our Executive Vice President and Chief Operating Officer from 2008 through 2009. From 1996 to 2008, Mr. Gronau served as an executive officer of corporations supplying products to the gaming industry. Among other qualifications, Mr. Gronau is skilled in corporate opportunity management for domestic and international companies, managing start-up opportunities, turnaround challenges and high-growth large corporations’ organizational improvements. His acquisition experience managing corporate-wide acquisition improvements is valuable to the Board of Directors and the Company as growth potential is analyzed and pursued.

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Charles R. Henry, 80, has been a director since 2006 and currently serves as a member of our Compensation Committee and Compliance Committee. Mr. Henry is a retired two-star general, with 41 years of leadership experience, a distinguished military career and an advanced law degree. He is currently the President of CRH, Inc., a consulting firm specializing in defense acquisition issues. Mr. Henry served as Chairman of the Board of Imperatis, Inc., which specialized in providing mission-critical national security solutions to the U.S. armed forces, intelligence communities and federal civilian agencies, from 2013 to 2015. He served as a director of Molycorp, Inc., an American mining corporation, from 2009 to 2016. From 2005 to 2007, he was the Chief Operating Officer of CEG Company in Rico Rica, Arizona, a leading producer of wiring harnesses for military vehicles, also serving as a director from 1994 to 2007. Prior to that, he was a consultant in Washington, D.C. for various companies on defense issues. In 2001, he was also appointed Chief Executive Officer and President of the National Veterans Business Development Corporation. From 1997 to 2001, Mr. Henry served as President of LFR Levine Fricke, an environmental management and consulting firm, which is an affiliate of Holding Wilson, S.A., our principal stockholder. Mr. Henry holds an undergraduate degree in economics from Middle Tennessee State University. He is a graduate of the United States Army War College and the United States Army Command and General Staff College and holds a J.D. and a L.L.M. degree from Woodrow Wilson Law School. Among other qualifications, Mr. Henry brings to the Board of Directors vast leadership experience within the Executive Branch of the Federal Government and as a senior executive working in the civilian industry. He has hands-on experience and demonstrated ability in program development and resource management. His background and insights are of great assistance to the Board of Directors in matters of successful management in an organization which is facing change and growth.

Robert J. Kelly, 62, has been a director since 2006 and currently serves as Chairman of our Audit Committee and Nominating and Governance Committee and as a member of our compensation Committee and Compliance Committee. From August 2014 through January 2015, he served as a consultant to the Company to assist with the integration of Gemaco. Since 2000, Mr. Kelly has been the founder, patent holder, and primary stockholder of EarthSource Inc., a waste-water treatment plant. He is also a civil engineer and responsible for designing the EarthSource process and managing its operations. From 1994 to 2000, Mr. Kelly worked with LFR, Inc., an environmental engineering company and affiliate of Holding Wilson, S.A., our principal stockholder. Prior to 1994, Mr. Kelly served in management positions for two publicly-traded companies providing environmental engineering services. Mr. Kelly received a Master in Business Administration from Harvard University in 1986 and an engineering degree from Princeton University in 1977. Among other qualifications, Mr. Kelly brings to the Board of Directors significant experience and leadership in business development and operational and financial analysis.

Jean-Francois Lendais, 54, has been a director since 2010 and currently serves as a member our Compensation Committee. Mr. Lendais is currently the President and CEO of CJS-PLV, a French company which designs and manufactures displays, shop fittings, and digital entertainment for point of sale. From 2000 through 2010, Mr. Lendais served as a Vice President of Capgemini Consulting France, and from 2003 through 2010 served as a member of its Executive Committee and as the head of its Operational Transformation practice. Prior to 2000, Mr. Lendais worked in various capacities with Bossard Consultants and Gemini Consulting. He has served on the Supervisory Board of Holding Wilson, S.A., our principal stockholder, since 2004. Among other qualifications, Mr. Lendais has served as a business transformation consultant and has experience in major transformations involving several countries with different languages, cultures, and management styles. As the Company continues to integrate operations in the U.S., France, Mexico, and Asia, Mr. Lendais’ background and insights are of great value to the Board of Directors.

Alain M. Thieffry, 62, has been a director since 2002 and Chairman of the Board since 2010. He currently serves as Chairman of our Compensation Committee. Mr. Thieffry was appointed Chief Financial Officer of the Company in January 2016 and served as the Company’s Interim Chief Financial Officer from July 2014 to January 2016. He has served as President of the Executive Board of Holding Wilson, S.A., our principal stockholder, since 2002 and as an executive officer since 1984. Since 2003, Mr. Thieffry has also served as Chief Executive Officer of DeRoche, S.A., a distributor of food products. Mr. Thieffry holds Masters of Law and Business Administration and the equivalent of a CPA license in France. Among other qualifications, Mr. Thieffry brings to the Board of Directors significant experience in mergers and acquisitions, international business practices, and business structuring. Mr. Thieffry’s son, Alexandre Thieffry, serves as our Executive Vice President - Finance.

There are no arrangements pursuant to which any nominee for director or executive officer is selected as such.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for and presides over meetings of the full Board of Directors. Mr. Gronau serves as our Chief Executive Officer and Mr. Thieffry serves as Chairman of the Board.

Risk Oversight

The Board of Directors has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present risks to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters, and insurance. The Board of Directors further relies on its Audit Committee for oversight of certain areas of risk management. The Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the independent registered public accountants the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations, and regulatory compliance. The Board believes that this approach, supported by the separation of our senior leadership, provides appropriate checks and balances against undue risk taking.

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Board of Directors and Committees of the Board

Our business affairs are conducted under the direction of our Board of Directors. The role of our Board of Directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers, and creditors. Our Board of Directors strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner. During 2017, our Board of Directors held six meetings. Each director attended at least 75% of the Board meetings and committee meetings during the period he served as a member. Our independent directors held one formal executive session to discuss various matters. We encourage our directors to attend our annual meetings of stockholders. All of our current directors attended our 2017 annual meeting of stockholders.

The framework for our corporate governance is provided by: (a) Nevada corporate law, (b) our articles of incorporation and our bylaws, (c) charters of our Board committees, and (d) our codes of ethics and conduct. In addition, we are governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the federal securities laws and the rules of the SEC, and the listing requirements and rules of NASDAQ where our common stock is listed.

Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions above certain thresholds between a director and the company are required to be disclosed and preclude a finding by the Board of Directors that the director is independent. The Board of Directors has determined that the following directors meet the standards of “independence” under the applicable NASDAQ listing standards: Robert J. Kelly, Martin A. Berkowitz, Charles R. Henry and Eric P. Endy.

In 2016, Alexandre Thieffry become our Executive Vice President of Finance. Mr. Alexandre Thieffry is the son of Alain Thieffry, our Chief Financial Officer and Chairman of the Board. Mr. Alexandre Thieffry served as our Controller from 2011 through 2015. Mr. Alexandre Thieffry is not an executive officer of the Company.

As a result of Mrs. Elisabeth Carrette beneficially holding more than 50% of the voting power for the election of directors, our Board of Directors has determined that we are a “controlled-company” and are therefore exempt from certain NASDAQ rules, including the requirement for an independent compensation committee.

Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee, and the Nominating and Governance Committee. The charter for each committee other than the Compliance Committee, as well as our Code of Ethics and Code of Conduct, are available on our website at www.gpigaming.com. These documents are also available in print, free of charge, to any stockholder upon request. We may revise these policies from time to time and will promptly post revisions on our website. No charter has been adopted for our Compliance Committee.

The Audit Committee, a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (Exchange Act), assists our Board of Directors in overseeing:

•	the accounting and financial reporting processes of the Company and audits of our financial statements, including the integrity of our financial statements,

•	compliance with legal and regulatory requirements,

•	our independent public accountants’ qualifications, appointment, compensation, and independence,

•	the performance of our internal audit function and independent public accountants, and

•	such other duties as may be directed by our Board of Directors.

The Audit Committee Charter requires that the Audit Committee consist of three or more Board members who satisfy the “independence” requirements of the SEC and NASDAQ for audit committee members. The current members of the Audit Committee are Mr. Kelly, who is the committee chairman, Mr. Henry, and Mr. Berkowitz.

The Board of Directors has determined that each of the current members of the Audit Committee satisfies the above-referenced independence requirements. Our Board of Directors believes that each member of the Audit Committee can read and understand financial statements and that at least one of the members has past employment experience or background which results in his financial sophistication. The Board of Directors believes that Mr. Berkowitz qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of SEC Regulation S-K. Our Audit Committee met three times in 2017. The Audit Committee’s charter is available on the Company’s website at: http://gpigaming.investorroom.com/index.php?s=115&item=1.

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The Compensation Committee discharges the responsibilities of our Board of Directors relating to compensation of the Company’s executive officers and non-employee directors. The Compensation Committee’s responsibilities include:

•	establishing and reviewing the overall corporate policies, goals, and objectives for the compensation of the Company’s Chief Executive Officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return, compensation at comparable companies, past years’ compensation to executives, tax and accounting treatment, and other relevant factors,

•	evaluating the performance of the Company’s Chief Executive Officer and other executive officers in light of the corporate goals and objectives and, based on that evaluation, determining the compensation of the Chief Executive Officer and other executives officers, including the individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, and determining the appropriate allocation among individual elements in light of the corporate goals and the performance evaluation, and

•	making recommendations to the Company’s Board of Directors regarding the salaries, benefits, and other compensation of the Company’s non-employee directors, committee chairmen, and committee members.

The Compensation Committee administers the 1994 Directors’ Stock Option Plan, as amended and described below at Proposal 4, but it has no discretion to determine or vary any matters which are fixed under the terms of the plan. All actions and decisions of the Compensation Committee under such plan (other than grants of non-discretionary options) are subject to approval by our Board of Directors. The current members of the Compensation Committee are Mr. Thieffry, who is the committee chairman, Mr. Kelly, Mr. Berkowitz and Mr. Lendais. No interlocking relationship exists, or in the past has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee. The Company did not engage compensation consultants in 2017. Our Compensation Committee met one time in 2017. Because we are a "controlled-company," we are not subject to certain restrictions imposed by NASDAQ rules on Compensation Committee composition. The Compensation Committee’s charter is available on the Company’s website at: http://gpigaming.investorroom.com/index.php?s=115&item=5.

The Compliance Committee is responsible for identifying and evaluating any situations involving us or our affiliates which may have a negative effect upon the objectives of gaming control. The Compliance Committee currently consists of Mr. Gronau, who is the committee chairman, Mr. Kelly, Mr. Endy and Andrew Howard, our Corporate Counsel. The Compliance Committee reports to our Board of Directors and advises our Board of Directors, after investigation, of activities that might be inappropriate. Among other things, Mr. Howard determines that all transactions involving gaming supplies and gaming equipment are with appropriately licensed casinos, distributors, and vendors and reports to the committee regarding matters which may include, but are not limited to, material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate’s benefits. Additionally, the committee requires appropriate background checks be conducted on several categories of persons, including, but not limited to, stockholders holding a 5% or more beneficial ownership interest, officers, directors, lenders, vendors, customers, partners, joint ventures, and lobbyists. The committee reviews political contributions as to compliance with law, annually reviews the list of our stockholders and may require review of foreign entities with which we do business. The Compliance Committee met four times in 2017.

The Nominating and Governance Committee, which currently consists of Mr. Kelly, who is the committee chairman, Mr. Henry, and Mr. Berkowitz, is responsible for:

•	identifying qualified candidates to be presented to our Board of Directors for nomination as directors,

•	selecting, or recommending that the Board of Directors select, director nominees for the next annual meeting, and

•	assisting our Board of Directors in carrying out its responsibilities relating to our corporate governance practices.

Each of the current members of the Nominating and Governance Committee qualifies as an “independent” director as defined in Rule 5605(a)(2) of the NASDAQ corporate governance requirements. Our Nominating and Governance Committee met one time in 2017. The Nominating and Governance Committee’s charter is available on the Company’s website at: http://gpigaming.investorroom.com/index.php?s=115&item=9.

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The Nominating and Governance Committee will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for directors must be delivered not less than 90 days or more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Nominations shall set forth (i) the name and address of the stockholder and/or beneficial owner proposing the nomination, (ii) the class and number of shares of stock held of record and beneficially by such stockholder, (iii) a representation that the stockholder is a beneficial or record owner of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected, (v) a brief description of the proposed nominee’s business experience for the previous five years and all other information regarding such proposed nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and (vi) all other information that would be required to be filed with the SEC if the person proposing such nomination were a participant in a solicitation subject to Section 14 of the Exchange Act. Nominations should be delivered to the Nominating and Governance Committee at the following address:

Gaming Partners International Corporation

c/o Corporate Secretary

3945 W. Cheyenne Avenue, Suite 208

North Las Vegas, Nevada 89032

In considering possible candidates for election as a director, the Nominating and Governance Committee will consider such factors as overall business experience, experience in technology, finance, marketing, international business, financial reporting, and other areas that are expected to contribute to an effective Board of Directors, as well as a candidate’s integrity, commitment, diligence, conflicts of interest, and the ability to act in the interests of all stockholders. While the Committee seeks a diversity of experience, viewpoints, and backgrounds on the Board of Directors, it has not established a formal policy regarding diversity in identifying director nominees.

The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees, as well as the overall composition of the Board of Directors, and recommend the slate of directors to be nominated for election at the Annual Meeting. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

We have a Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer, and Controller, and a Code of Conduct, which applies to all of our directors and employees, to the fullest extent permitted under the applicable laws of the country where such employees are domiciled. If we make any amendments to the Code of Conduct or Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the code to our directors or executive officers, we will disclose the nature of such amendment or waiver on our website at www.gpigaming.com.

Communications with the Board of Directors

You can contact our Board of Directors or any of our directors by writing to them at the same mailing address provided above for delivery of director nominations. At each Audit Committee meeting, the Secretary will present a summary of stockholder communications received since the last meeting and will make the communications available to the applicable director or committee upon request. Employees and others who wish to contact the Board of Directors or any member of the Audit Committee anonymously to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so using the same mailing address listed above. All communications are confidential.

Director Compensation Table

The following table presents information regarding the compensation earned during 2017 by members of our Board of Directors who are not also employees. The compensation paid to Gregory S. Gronau, our President and Chief Executive Officer, is presented in the Summary Compensation Table and related explanatory tables below under the heading “Executive Compensation.” Mr. Gronau was not entitled to receive additional compensation for his services as a director. Alain Thieffry receives compensation for his services as a director as shown below, but does not receive compensation for his services as our Chief Financial Officer.

Name	Fees Earned	Stock Option/Stock Appreciation Rights Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensation	Total
Martin A. Berkowitz	$39,000	$20,258	(2)	$42,000	(3)	—	$101,258
Eric P. Endy	$28,595	$14,513	(4)	—		—	$43,108
Charles R. Henry	$38,500	$15,386	(5)	—	(6)	—	$53,886
Robert J. Kelly	$45,000	$27,171	(7)	—	(8)	—	$72,171
Jean-Francois Lendais	$25,500	$12,973	(9)	—		—	$38,473
Alain Thieffry	$25,500	$13,073	(10)	—		—	$38,573

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(1)	The amounts reported in this column reflect the aggregate grant date fair value of 2017 option awards. These awards represent stock appreciation rights associated with the same stock option grants. On December 26, 2017, the Board of Directors adopted amendments to the Directors’ Plan to extend the term of the plan from January 31, 2019 to January 31, 2022 and allow for the grant of stock appreciation rights to non-employee directors in addition to grants of stock options. Each stock appreciation right shall entitle a non-employee director to surrender to GPIC a vested option and to receive from GPIC in exchange a cash payment. Because of this decision, we have modified the accounting treatment of the outstanding stock option awards. We accounted for a $1.2 million current liability which was generated by $0.3 million stock compensation expense and a $0.9 million reclassification from additional paid in capital. All 2017 option grants were non-discretionary. Options for 12,000 shares of stock granted to our current non-employee directors expired during 2017. The amounts do not correspond to the actual value that may be received by the directors. Additionally, amounts do not include stock option compensation expense recorded in 2017 for grants made in prior years that vested in 2017. For information on the assumptions used in valuing the grant of stock appreciation rights, see “Note 16-Stock Option Programs and Share-Based Compensation Expense” in GPI’s financial statements in our annual report on Form 10-K for that year. These awards are subject to the approval by stockholders of Proposal 4 and Proposal 5.

(2)	Based on options to purchase 5,000 shares granted on August 8, 2017. At December 31, 2017, Mr. Berkowitz had, in the aggregate, outstanding options to purchase 46,000 shares.

(3)	Amount paid on December 26, 2017 in connection with the exercise of stock appreciation rights, along with the surrender of options to purchase 10,000 shares of common stock, subject to the approval of stockholders of Proposal 4 and Proposal 5.

(4)	Based on options to purchase 3,500 shares granted on December 22, 2017. At December 31, 2017, Mr. Endy had, in the aggregate, outstanding options to purchase 21,500 shares.

(5)	Based on options to purchase 3,500 shares granted on June 30, 2017. At December 31, 2017, Mr. Henry had, in the aggregate, outstanding options to purchase 31,500 shares.

(6)	Mr. Henry exercised stock appreciation rights, along with the surrender of options to purchase 16,500 shares on December 26, 2017, subject to the approval of stockholders of Proposal 4 and Proposal 5. However, payment of $73,680 was not made to Mr. Henry until January 12, 2018.

(7)	Based on options to purchase 6,500 shares granted on February 15, 2017. At December 31, 2017, Mr. Kelly had, in the aggregate, outstanding options to purchase 57,750 shares.

(8)	Mr. Kelly exercised stock appreciation rights, along with the surrender of options to purchase 19,500 shares on December 26, 2017, subject to the approval of stockholders of Proposal 4 and Proposal 5. However, payment of $80,115 was not made to Mr. Kelly until January 12, 2018.

(9)	Based on options to purchase 3,500 shares granted on May 5, 2017. At December 31, 2017, Mr. Lendais had, in the aggregate, outstanding options to purchase 25,000 shares.

(10)	Based on options to purchase 3,500 shares granted on September 12, 2017. At December 31, 2017, Mr. Thieffry had, in the aggregate, outstanding options to purchase 35,000 shares.

Non-Employee Director Cash Compensation

In 2017, each non-employee director received a quarterly fee of $4,500. In addition, each non-employee director received $1,400 for attending a Board of Directors meeting in person and $500 for participating by telephone. Each non-employee director was also paid $500 for attending (either in person or by telephone) a committee meeting of which he was a member. Non-employee directors who were members of the Audit Committee received $2,500 per quarter and received $1,400 for attending an Audit Committee meeting in person and $500 for participating by telephone. Lastly, the Audit Committee chairman received an additional $1,000 per quarter. Directors who are also employed as regular salaried officers or employees do not receive any fees or additional remuneration to serve on our Board of Directors or its committees. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings.

Non-Employee Director Stock Options and Stock Appreciation Rights

In 2017, each non-employee director received grants of stock options and stock appreciation rights under the 1994 Directors’ Stock Option Plan, as amended. The Board of Directors adopted amendments to the plan on December 26, 2017 which are being submitted to the stockholders of the Company for approval. The terms of the 1994 Directors Stock Option Plan, as amended, and the stock options and stock appreciation rights granted to directors in 2017 are described under Proposal 4 and Proposal 5 in this proxy statement. A copy of the amended plan is attached to this proxy statement as Appendix A.

Recommendation of our Board of Directors

Directors will be elected by a plurality of the votes cast by the shares entitled to vote, if a quorum is present. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, and broker non-votes have no effect in the election of directors.

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Our Board of Directors recommends that you vote “FOR” all the director nominees.

OTHER INFORMATION

Security Ownership of Management and Other Beneficial Owners

The following table sets forth information as of March 26, 2018 (except where another date is indicated), with respect to the beneficial ownership of our common stock by each of our named executive officers and directors, all of our named executive officers and directors as a group, and beneficial owners known to us to hold more than 5% of our common stock. As of March 26, 2018, other than as listed below, we were not aware of any person beneficially owning more than 5% of our outstanding common stock. We have no other class of equity securities outstanding.

Name of Beneficial Owner	Ownership	Options Exercisable Within 60 Days	Beneficial Ownership(1)		Percent of Class(2)
Executive Officers, Directors and Director Nominees:
Eric P. Endy	168,707	21,500	190,207	(3)	2.39%
Gregory S. Gronau	1,200	149,300	150,500		1.89%
Robert J. Kelly	-	57,750	57,750		*
Charles R. Henry	-	31,500	31,500		*
Martin A. Berkowitz	-	46,000	46,000		*
Alain Thieffry	12,500	35,000	47,500	(4)	*
Jean-Francois Lendais	1	25,000	25,001	(5)	*

All executive officers, current directors and director nominee as a group (7 persons)	182,408	366,050	548,458		6.91%

5% Stockholders:
Elisabeth Carrette	4,052,826	-	4,052,826	(6)	51.09%
VN Capital Management, LLC	789,310	-	789,310	(7)	9.95%
James T. Vanasek(7)
Patrick Donnell Noone(7)		-
Gerard P. Charlier	506,902	-	506,902	(8)	6.39%
M.I.3 S.A.	732,612	-	732,612	(9)	9.24%

*	Less than 1% of the outstanding shares of our common stock.

(1)	Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of March 26, 2018.

(2)	As of March 26, 2018, there were 7,932,794 shares of common stock outstanding and entitled to vote. Any securities not outstanding which are subject to options exercisable within 60 days of March 26, 2018, are deemed outstanding for computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for computing the percentage of the class owned by any other person. Unless otherwise noted, the persons identified in this table have sole voting and investment power regarding the shares beneficially owned.

(3)	Includes 25,908 shares held by trusts established for the benefit of Mr. Endy’s family and 142,799 shares held jointly with Mr. Endy’s spouse.

(4)	Does not include 4,048,124 shares held by Holding Wilson, S.A., of which Mr. Thieffry is the President of the Executive Board. Mr. Thieffry disclaims beneficial ownership of all shares held by Holding Wilson, S.A.

(5)	Includes one share held by Mr. Lendais’ spouse. Does not include 4,052,826 shares held by Holding Wilson, S.A., of which Mr. Lendais is a member of the Supervisory Board. Mr. Lendais disclaims beneficial ownership of all shares held by Holding Wilson, S.A.

(6)	Includes: (i) 4,048,124 shares held by Holding Wilson, S.A., of which Mrs. Carrette is the principal beneficial owner; and (ii) 4,708 shares held by the Elisabeth Carrette personally. Mrs. Carrette’s reported business address is 3945 W. Cheyenne Avenue, Suite 208, North Las Vegas, Nevada 89032 27405 (based on written confirmation received on January 22, 2018).

(7)	The reported business address of VN Capital Management, LLC is 1250 Revolution Mill Drive, Suite 181, Greensboro NC 27405 (based on written confirmation received on January 11, 2018).

(8)	Includes 703 shares held by Mr. Charlier’s spouse. Mr. Charlier’s reported business address is 3945 W. Cheyenne Avenue, Suite 208, North Las Vegas, Nevada 89032 (based on written confirmations received on January 17, 2018 and February 14, 2018).

(9)	The reported business address of M.I.3 S.A. is 3 Boulevard Royal, L-2449, Luxembourg (based on written confirmation received on January 15, 2018).

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors, and stockholders holding more than ten percent of the class of stock are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2017, all reports required under Section 16(a) filing requirements were filed as required.

Indemnification of Directors and Officers

We have provided for indemnification to the fullest extent permitted by the provisions of Nevada law in our Articles of Incorporation and Bylaws. In addition, we have contractually agreed to indemnify each present and former director as of the closing date of the combination with Etablissements Bourgogne et Grasset S.A. against any claim arising out of or pertaining to any matter existing or occurring at or prior to the closing date of the combination, whether asserted or claimed prior to, at or after such closing date, to the fullest extent permitted under Nevada law and our Articles of Incorporation or Bylaws then in effect. We also maintain a directors’ and officers’ liability insurance policy.

EXECUTIVE COMPENSATION

Executive Officers

Currently, our two executive officers also serve on our Board of Directors. Mr. Gronau serves as our President, Chief Executive Officer, Secretary and Treasurer, and Mr. Thieffry serves as our Chief Financial Officer. Mr. Gronau and Mr. Thieffry are the Company’s only executive officers.

Summary Compensation Table

The following table presents information concerning compensation earned for services rendered to the Company by our Chief Executive Officer, Gregory Gronau. Alain Thieffry, who has served as our Chief Financial Officer, did not receive compensation from the Company for his service as Chief Financial Officer. The compensation paid to Mr. Thieffry as a director is presented in the Director Compensation Table.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation		Total
Gregory S. Gronau,	2017	$350,000	$200,000	$24,837	(1)	$574,837
Chief Executive Officer, President, Treasurer and Secretary	2016	$350,000	$200,000	$24,844	(2)	$574,844

(1)	This amount reflects $7,200 in automobile expense allowance and $17,637 of medical insurance (health, dental, vision and life).

(2)	This amount reflects $7,200 in automobile expense allowance and $17,644 of medical insurance (health, dental, vision and life).

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Employment Agreement

On October 28, 2008, we entered into an employment agreement with Gregory S. Gronau for his appointment as our Executive Vice President and Chief Operating Officer. The employment agreement provides for a three-year term of employment expiring on October 28, 2011, with automatic renewals for additional one-year periods unless either party provides written notice that the agreement will not be extended. Therefore, the employment agreement was automatically renewed until October 28, 2018. On September 12, 2009, as contemplated in his employment agreement, Mr. Gronau was appointed as our President and Chief Executive Officer. Under the terms of his employment agreement, in connection with his appointment as President and Chief Executive Officer, and as amended since that time by the Board of Directors, Mr. Gronau is entitled to:

•	an annual salary of $350,000;

•	a bonus as determined by the Board of Directors in its sole discretion based on Mr. Gronau’s achieving annual objectives specified by the Board of Directors after consultation with Mr. Gronau;

•	a stock option to purchase 150,000 shares of our common stock at an exercise price equal to the last sale price of our common stock on the NASDAQ on the date of grant, which stock option was granted on May 6, 2009. The stock option vested over a five-year period, and is now fully vested and exercisable;

•	an automobile allowance of $600 per month and reimbursement of certain related expenses;

•	participation in all medical, retirement, pension, or other benefit plans made available to our employees; and

•	compensation is subject to increases at the sole discretion of the Board of Directors.

Pursuant to Mr. Gronau’s employment agreement, he has agreed not to disclose any confidential information of the Company or its affiliates, licensors, suppliers, and customers at any time during or after the term of his employment agreement. Mr. Gronau has also agreed that during and for a one-year period following a termination of his employment with the Company, he will not compete with the Company anywhere in the United States. In addition, Mr. Gronau has agreed that during and for a period of two years following a termination of his employment with the Company, he will not (i) solicit for employment any employee or agent of the Company, or (ii) solicit or entice any customer and/or vendor of the Company to cease doing business with the Company.

The Board may consider additional factors, including the financial performance of the Company, when determining annual bonus payments to officers and employees. Based on such factors, the Board may, in its discretion, grant additional bonus payments in excess of the levels set forth in any employment agreements or compensation arrangements.

Potential Payments upon Termination or Change in Control

Following is a description of the benefits that may become payable to Mr. Gronau in connection with a termination of his employment with the Company or a change in control of the Company.

The Company executed a stock option agreement with Mr. Gronau (Gronau Option Agreement) pursuant to which Mr. Gronau was granted a stock option to purchase 150,000 shares of common stock at an exercise price of $6.20 per share, effective as of our stockholders’ approval on May 6, 2009. The stock option is not subject to the 1994 Directors’ Stock Option Plan, as amended. The stock option has a ten-year term and vested over a five-year period ending in 2014 as follows: 20,000 shares on the first anniversary of the date of grant, 30,000 shares on each of the second, third and fourth anniversaries of the date of grant, and 40,000 shares on the fifth anniversary of the date of grant.

If Mr. Gronau’s employment with the Company terminates for any reason other than Cause (as defined in the Gronau Option Agreement), the stock option will remain exercisable until the date 90 days after the date of termination, or in the case of termination by reason of Incapacity (as defined in the Gronau Option Agreement) one year after the date of termination, on which date it shall expire. In the event of termination of Mr. Gronau’s employment for Cause, the stock option will expire on the date of termination. In no event will the stock option be exercisable after the expiration of its ten-year term. In addition, under the terms of Mr. Gronau’s employment agreement described above, if Mr. Gronau’s employment with the Company terminates other than for Cause or Disability (each defined in the employment agreement), the Company will continue to pay his annual salary in effect on the date of termination for a period of twelve months.

In the event of a change in control (as defined in the Gronau Option Agreement), if the Compensation Committee does not make any provision for the stock option to be assumed by the successor corporation, the stock option will terminate as of the date set by the Compensation Committee, subject to a requirement to give Mr. Gronau 30 days’ notice. During this 30-day period, Mr. Gronau will have the right to exercise all or any portions of the stock option, including that portion that would otherwise be unexercisable.

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Outstanding Equity Awards at December 31, 2017

The following table presents information regarding outstanding equity awards held by our named executive officer as of December 31, 2017:

Name	Number of Securities Underlying Unexercised Options / Exercisable	Number of Securities Underlying Unexercised Options / Unexercisable	Option Exercise Price	Option Expiration Date
Gregory S. Gronau	150,000	-	$6.20	5/6/19(1)

(1)	Additional potential expiration dates are described above under Potential Payments upon Termination or Change of Control.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2017, about our equity compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	366,750	(1)	$7.35	233,250	(2)
Equity compensation plans not approved by security holders	None		None	None
Total	366,750		$7.35	233,250

(1)	Reflects outstanding stock options to purchase 216,750 shares of common stock granted under our 1994 Directors’ Stock Option Plan, as amended, and 150,000 shares of common stock granted to Gregory S. Gronau pursuant to the Gronau Option Agreement.

(2)	These shares were available for future issuance under our 1994 Directors’ Stock Option Plan, as amended.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Moss Adams LLP (Moss Adams) was our independent registered public accounting firm for the year ended December 31, 2017, and has reported on our consolidated financial statements in the annual report that accompanies this proxy statement. Our independent registered public accounting firm is appointed by our Audit Committee. The Audit Committee intends to reappoint Moss Adams as our independent registered public accounting firm for the year ending December 31, 2018. A representative of Moss Adams will be present at or available during the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions. If the stockholders do not approve Moss Adams as our independent registered public accounting firm, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY SAID DOCUMENT SO FILED.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2017.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management. The Audit Committee has discussed with Moss Adams, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards (AS) No. 1301, as adopted by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The Audit Committee has also received written disclosures and the letter from Moss Adams required by the applicable requirements of the Public Company Accounting Oversight Board, which relates to the auditor’s independence from the Company and its related entities, and has discussed with Moss Adams their independence from the Company. The Audit Committee considers any non-audit fees paid to Moss Adams when assessing their independence from the Company.

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Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

AUDIT COMMITTEE

Robert J. Kelly
Martin A. Berkowitz
Charles R. Henry

Fees Billed By Independent Public Accounting Firm

The following table shows the fees billed for professional audit services provided by Moss Adams for the fiscal years ended December 31, 2017 and 2016, for the audit of our annual consolidated financial statements and the fees billed for other services rendered during those periods.

	December 31, 2017	December 31, 2016
Audit Fees (1)	$361,436	$402,413
Audit-Related Fees (2)	-	-
Tax Fees (3)	$40,000	27,350
All Other Fees	-	-
Total Fees	$401,436	$429,763

(1)	Fees for the professional services rendered for the audit of GPIC’s annual consolidated financial statements, review of consolidated financial statements included in our Form 10-Q filings, and services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Fees for assurance and related services that are reasonably related to the performance of the audit or review of GPIC’s financial statements. There were no audit-related fees for either 2017 or 2016.

(3)	Fees for professional services rendered with respect to tax compliance, tax advice and tax planning. This includes preparation of tax returns and claims for refunds.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for reviewing and approving, in advance, all audit and non-audit services of the independent registered public accounting firm. The Audit Committee approved the engagement of Moss Adams to audit the consolidated financial statements of the Company and its subsidiaries for 2017 and to provide certain non-audit services to the Company and its subsidiaries. None of the engagements pre-approved by the Audit Committee during 2017 made use of the de minimus exception to pre-approval contained in the applicable rules of the SEC.

Recommendation of our Board of Directors

The ratification of the appointment of Moss Adams as our independent registered public accounting firm will be approved if the number of votes cast in favor of this proposal exceeds the number of votes cast in opposition to this proposal.

Our Board of Directors recommends that you vote “FOR” the ratification of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which enacted Section 14A of the Exchange Act, requires that our stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

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Our executive compensation is described above under the heading “Executive Compensation.” Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Please read the section of this proxy statement titled “Executive Compensation” for additional details about our executive compensation programs, including information about the 2017 compensation of our named executive officers.

As described in Proposal 1 - Election of Directors, our Compensation Committee establishes and reviews our overall corporate policies, goals and objectives for the compensation of our named executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return, compensation at comparable companies, past year’s compensation to executives, tax and accounting treatment, and other relevant factors. Our Compensation Committee also determines the compensation of the named executive officers, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, and determines the appropriate allocation among individual elements in light of our corporate goals and the performance evaluation of these officers in light of the corporate goals and objectives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table, other executive compensation tables and related narrative disclosures, is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Recommendation of our Board of Directors

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Our Board of Directors recommends that you vote “FOR” the resolution approving the compensation of our named executive officers as disclosed in the section titled “Executive Compensation” of this proxy statement.

PROPOSAL 4 - APPROVE AMENDMENTS TO THE 1994 DIRECTORS’ STOCK OPTION PLAN
TO EXTEND THE TERM UNTIL JANUARY 31, 2022
AND ALLOW FOR THE GRANT OF STOCK APPRECIATION RIGHTS

We are asking our stockholders to approve the following amendments to the Company’s 1994 Directors’ Stock Option Plan, which amendments the Board of Directors adopted on December 26, 2017, subject to stockholder approval.

Proposed Amendments

The 1994 Directors’ Stock Option Plan will expire on January 31, 2019. The proposed amendments would extend the term of the plan to January 31, 2022.

The 1994 Directors’ Stock Option Plan has no provisions relating to the grant of stock appreciation rights. The proposed amendments would add stock appreciation rights to grants of stock options. Non-employee directors currently hold outstanding stock options which will expire beginning in 2018 unless exercised. However, exercise of these options and the potential resulting sale of the common stock received upon exercise of the stock options could have significant impact on the price of our common stock due to its low trading volume. Therefore, the Board of Directors adopted amendments to the plan to add stock appreciation rights to stock option grants and directed that the amended plan be submitted to our stockholders. The stock appreciation rights would entitle a non-employee director to receive the amount by which the fair market value of a share of common stock immediately prior to exercise exceeds the related stock option exercise price. Upon exercise of a stock appreciation right, the underlying stock option would be surrendered.

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Summary of 1994 Directors’ Stock Option Plan, as amended

The terms of the 1994 Directors’ Stock Option Plan, including the proposed amendments, are summarized below. The following summary is qualified in its entirety by the full text of the plan, as amended, which is attached as Appendix A to this proxy statement.

Purpose. The 1994 Directors’ Stock Option Plan, as amended, is intended to promote the interests of the Company and its subsidiaries by offering members of the Board of Directors who are not employed as regular salaried officers or employees of the Company or any of its subsidiaries the opportunity to participate in a stock option and stock appreciation right plan in order to encourage the non-employee directors to take a long-term view of the affairs of the Company; to attract and retain highly qualified non-employee directors; and to aid in rewarding non-employee directors for their services to the Company.

Administration. The Compensation Committee or the Board of Directors administers the plan; however, any actions or decisions by the Compensation Committee (other than grants of non-discretionary options) will be subject to the approval of the Board of Directors. Neither the Compensation Committee nor the Board of Directors will have any discretion to determine or vary any matters that are fixed under the plan. Fixed matters include, but are not limited to, the non-employee directors who will receive non-discretionary option grants, the number of shares of common stock subject to each such grant, the terms of any option, the means of acceptable payment for exercise of the option, and stock appreciation rights related to option grants.

Terms of Grants of Stock Options. The plan provides for the grant of discretionary and non-discretionary stock option grants to non-employee directors. The aggregate number of shares issuable under the plan is 450,000, of which up to 100,000 shares may be subject to discretionary stock options. Eligible non-employee directors initially receive a one-time stock option to purchase 6,000 shares of common stock following such director’s election to the Board of Directors. Thereafter, each such director receives a non-discretionary stock option to purchase 2,000 shares of common stock each year at the beginning of such directors’ fourth year of service. In addition, on the anniversary of each such director’s election or appointment to the Board of Directors, such director also receives non-discretionary stock options to purchase 1,500 shares of common stock for serving on the Audit Committee, the Compliance Committee, or the Compensation Committee for at least six months during the twelve months prior to the date of grant. The initial non-discretionary stock option vests in equal installments over a three-year period. Annual non-discretionary stock options and discretionary stock options are fully vested on the date of grant, but are not exercisable for six months and a day after the date of grant. Unless special circumstances exist, each stock option expires on the earlier of the tenth anniversary of the date of its grant or nine months after the non-employee director ceases to be a director for any reason, other than death, or two years after the non-employee director ceases to be a director due to his or her death. The stock option exercise price is the closing price of the Company’s common stock on the date such stock option is granted. The Board of Directors may also grant discretionary options from time to time to non-employee directors, subject to and consistent with the provisions of the plan. No discretionary grants were made to non-employee directors under the plan in 2017 and none is expected to be made in 2018.

Terms of Grants of Stock Appreciation Rights. As amended, the plan also grants to non-employee directors stock appreciation rights relating to a granted stock option. A stock appreciation right shall cover the same number of shares covered by such stock option, and shall be subject to the same terms and conditions as such stock option except for such additional limitations as are contemplated by the plan. Each stock appreciation right granted under the plan shall entitle a non-employee director to surrender to the Company a vested stock option in exchange for a cash payment from the Company equal to:

(i)	the difference between (A) the fair market value of one share of the Company’s common stock, based upon the closing price of the Company’s common stock on the trading day immediately prior to the day the request is made by the non-employee director, and (B) the stock option exercise price per share, multiplied by
(ii)	the number of shares of common stock relating to the stock option which is surrendered.

Stock appreciation rights may be exercised by a non-employee director by providing the Company with written notice of exercise stating the number of shares with respect to which the stock appreciation right is being exercised, the option price, and the most recent closing price of the Company’s common stock. Any request for a stock appreciation right exercise must be made within an open trading window to the chairman of the Compensation Committee, the Company’s President, and the Company’s finance and legal teams.

Number of Shares Subject to the 1994 Directors’ Stock Option Plan, as amended. As of March 26, 2018, options for a total of 223,250 shares of common stock were issued and outstanding under the plan and options covering 226,750 shares of common stock were available for future grants under the plan. The directors realize value from their stock options and stock appreciation rights only when exercised, and only to the extent that the price of our common stock on the exercise date of either the stock option or the stock appreciation right exceeds the price of our common stock on the stock option grant date.

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Federal Income Tax Consequences. The federal income tax consequences of awards under the 1994 Directors’ Stock Option Plan, as amended, under current federal law, which is subject to change, are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences or tax consequences for non-U.S. persons. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his or her tax advisor as to the federal, state, local, and other tax consequences of the grant or exercise of a stock option or stock appreciation right, or the disposition of shares of common stock acquired as a result of the exercise of a stock option. For nonqualified stock options, a participant will not recognize any income upon receipt of a nonqualified stock option, and the Company will not be entitled to a deduction for federal income tax purposes in the year of grant. Ordinary income will be realized by the holder at the time the nonqualified stock option is exercised and the shares are transferred to the employee. The amount of such taxable income, in the case of a nonqualified stock option, will be the difference, if any, between the option price and the fair market value of the shares on the date of exercise. The grant of a stock appreciation right will create no tax consequences for the participant or the company. Upon exercise of a stock appreciation right, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price, and subject to Section 162(m) of the Code, the company will be entitled to a corresponding deduction.

Termination Date. As amended, the plan will terminate on January 31, 2022, unless sooner terminated by the Board of Directors.

Amendment and Termination. The Board of Directors may terminate the plan at any time. The Board of Directors may also amend the plan, although certain amendments require stockholder approval. However, no action of the Board of Directors or stockholders may alter or impair a non-employee director’s rights, including stock appreciation rights, under any option previously granted without the non-employee director’s consent.

Participants

Only non-employee directors are currently eligible to participate in the plan and receive grants of stock options and stock appreciation rights. Therefore, directors may grant stock options and stock appreciation rights to themselves. There are currently six non-employee directors who participate in the plan: Martin A. Berkowitz, Eric P. Endy, Charles R. Henry, Robert J. Kelly, Jean-Francois Lendais and Alain Thieffry. Our Board of Directors has determined that because Mr. Thieffry receives no compensation for services other than as a director of the Company, he is a “non-employee director” for purposes of eligibility to participate in the plan. No other employees of the Company are eligible to participate in the plan; therefore, no benefit will accrue to such persons.

New Plan Benefits

The following table sets forth the amount of (i) all non-discretionary options, discretionary options, and non-discretionary stock appreciation rights granted to the current non-employee directors through December 31, 2017, and (ii) the non-discretionary options granted or expected to be granted in 2018 under the plan to the non-employee directors. Any future discretionary options that would be granted under the plan to the non-employee directors are discretionary and therefore not determinable at this time. The closing price of the Company’s common stock on March 16, 2018 was $9.53.

Name and Position	Non- Discretionary Options Granted Through 12/31/2017	Discretionary Options Granted Through 12/31/2017	Non- Discretionary Stock Appreciation Rights Granted Through 12/31/2017(1)	Non-Discretionary Options Granted or to be Granted in 2018	Total Options Outstanding as of March 26, 2018
Martin A. Berkowitz, Director Nominee	52,000	10,000	56,000	5,000	46,000	(2)
Eric P. Endy, Director Nominee	34,000	0	21,500	3,500	21,500
Charles R. Henry, Director Nominee	40,500	15,000	48,000	3,500	31,500	(3)
Robert J. Kelly, Director Nominee	72,750	15,000	83,750	6,500	64,250	(4)
Jean-Francois Lendais, Director Nominee	25,000	0	25,000	3,500	25,000
Alain Thieffry, Chief Financial Officer and Director Nominee	52,500	0	35,000	3,500	35,000

Current Non-Employee Director Group (6 persons)	278,750	40,000	269,250	25,500	223,250

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(1)	These grants of stock appreciation rights are contingent upon receiving stockholder approval of Proposal 4 and Proposal 5.

(2)	Options for 10,000 shares of common stock were surrendered by Mr. Berkowitz on December 26, 2017 in connection with his exercise of stock appreciation rights granted under the amended plan, subject to stockholder approval of Proposal 4 and Proposal 5. Payment of $42,000 for the exercised stock appreciation rights was made on December 26, 2017.

(3)	Options for 16,500 shares of common stock were surrendered by Mr. Henry on December 26, 2017 in connection with his exercise of stock appreciation rights granted under the amended plan, subject to stockholder approval of Proposal 4 and Proposal 5. However, payment of $73,680 for the exercised stock appreciation rights was made on January 12, 2018.

(4)	Options for 19,500 shares of common stock were surrendered by Mr. Kelly on December 26, 2017 in connection with his exercise of stock appreciation rights granted under the amended plan, subject to stockholder approval of Proposal 4 and Proposal 5. However, payment of $80,115 for the exercised stock appreciation rights was made on January 12, 2018.

Recommendation of our Board of Directors

The approval of the amended 1994 Directors’ Stock Option Plan requires that a majority of the outstanding shares of our common stock vote in favor of this proposal.

Our Board of Directors recommends that you vote “FOR” the amendment of the 1994 Directors’ Stock Option Plan to extend the term until January 31, 2022 and allow for the grant of stock appreciation rights.

PROPOSAL 5 – RATIFICATION OF THE GRANT OF STOCK APPRECIATION RIGHTS
ON DECEMBER 26, 2017 UNDER THE 1994 DIRECTORS’ STOCK OPTION PLAN, AS AMENDED

Stockholders are being asked to ratify the issuance of stock appreciation rights granted to members of the Board of Directors on December 26, 2017 in connection with stock options previously granted to them under the 1994 Directors’ Stock Option Plan, as amended. The principal provisions of the plan, including the proposed amendments and a discussion of federal tax consequences, are summarized under Proposal 4 in this proxy statement. In addition to the summary, the full text of the plan, as amended, is attached as Appendix A to this proxy statement.

As described in more detail under Proposal 4, on December 26, 2017, the Board of Directors adopted an amendment to the 1994 Directors’ Stock Option Plan to provide for the grant of stock appreciation rights. Also on December 26, 2017, our Compensation Committee, which administers the plan, granted stock appreciation rights to all non-employee directors relating to all stock options expiring after December 26, 2017. Our Compensation Committee recommended to our Board of Directors that these stock appreciation rights be granted prior to the beginning of a new blackout period beginning on January 1, 2018. On December 26, 2017, our Board of Directors accepted this recommendation, ratified, and approved the grant of stock appreciation rights under the amended plan, and directed that the ratification of the stock appreciation rights granted to non-employee directors on December 26, 2017, should be submitted to our stockholders.

Listed in the table are the stock appreciation rights which were granted to our directors on December 26, 2017, subject to stockholder approval of Proposal 4 and Proposal 5, including the date of the stock appreciation right grant, the expiration date of the related stock options, the number of shares of common stock subject to the related stock options, the exercise price of the related stock options, and the cash paid to each director (if applicable) in connection with his exercise of the stock appreciation rights and surrender of the related stock options. Pursuant to the terms of the amended plan, these stock appreciation rights may be exercised from time to time after the date of the grant.

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Director	Grant Date of Stock Appreciation Rights	Expiration Date of the Related Stock Option	Number of Shares of Common Stock Subject to the Related Stock Options	Per Share Exercise Price of Related Stock Options	Amount Paid upon Exercise of Stock Appreciation Right
Robert Kelly	12/26/17	02/15/18	4,500	$7.50	$16,065	(2)
Charles Henry	12/26/17	05/09/18	15,000	$6.80	$63,000	(2)
Martin Berkowitz	12/26/17	05/09/18	10,000	$6.80	$42,000	(1)
Robert Kelly	12/26/17	05/09/18	15,000	$6.80	$64,050	(2)
Charles Henry	12/26/17	06/30/18	1,500	$3.88	$10.680	(2)
Martin Berkowitz	12/26/17	08/08/18	3,000	$3.49	*
Alain Thieffry	12/26/17	09/12/18	3,500	$5.35	*
Eric Endy	12/26/17	12/22/18	2,000	$5.80	*
Robert Kelly	12/26/17	02/15/19	6,500	$6.70	*
Charles Henry	12/26/17	06/30/19	3,500	$5.10	*
Martin Berkowitz	12/26/17	08/08/19	3,000	$7.00	*
Alain Thieffry	12/26/17	09/12/19	3,500	$6.04	*
Eric Endy	12/26/17	12/22/19	2,000	$5.96	*
Robert Kelly	12/26/17	02/15/20	6,500	$5.92	*
Jean-Francois Lendais	12/26/17	05/05/20	6,000	$7.69	*
Charles Henry	12/26/17	06/30/20	3,500	$6.38	*
Martin Berkowitz	12/26/17	08/08/20	5,000	$6.90	*
Alain Thieffry	12/26/17	09/12/20	3,500	$6.19	*
Robert Kelly	12/26/17	02/15/21	6,500	$7.10	*
Charles Henry	12/26/17	06/30/21	3,500	$7.19	*
Martin Berkowitz	12/26/17	08/08/21	5,000	$7.65	*
Alain Thieffry	12/26/17	09/12/21	3,500	$7.18	*
Eric Endy	12/26/17	12/22/21	3,500	$6.20	*
Robert Kelly	12/26/17	02/15/22	6,500	$6.91	*
Jean-Francois Lendais	12/26/17	05/05/22	1,500	$6.70	*
Charles Henry	12/26/17	06/30/22	3,500	$6.18	*
Martin Berkowitz	12/26/17	08/08/22	5,000	$5.94	*
Alain Thieffry	12/26/17	09/12/22	3,500	$6.26	*
Robert Kelly	12/26/17	02/15/23	6,500	$7.90	*
Jean-Francois Lendais	12/26/17	05/05/23	3,500	$8.82	*
Charles Henry	12/26/17	06/30/23	3,500	$7.90	*
Martin Berkowitz	12/26/17	08/08/23	5,000	$8.37	*
Alain Thieffry	12/26/17	09/12/23	3,500	$8.04	*
Robert Kelly	12/26/17	02/15/24	6,500	$8.83	*
Jean-Francois Lendais	12/26/17	05/05/24	3,500	$8.11	*
Charles Henry	12/26/17	06/30/24	3,500	$8.16	*
Martin Berkowitz	12/26/17	08/08/24	5,000	$8.66	*
Alain Thieffry	12/26/17	09/12/24	3,500	$8.32	*
Eric Endy	12/26/17	12/22/24	3,500	$8.26	*
Robert Kelly	12/26/17	02/15/25	5,750	$8.47	*
Jean-Francois Lendais	12/26/17	05/05/25	3,500	$10.51	*
Charles Henry	12/26/17	06/30/25	3,500	$10.11	*
Martin Berkowitz	12/26/17	08/08/25	5,000	$10.40	*
Alain Thieffry	12/26/17	09/12/25	3,500	$9.77	*
Eric Endy	12/26/17	12/22/25	3,500	$8.62	*
Robert Kelly	12/26/17	02/15/26	6,500	$9.49	*
Jean-Francois Lendais	12/26/17	05/05/26	3,500	$9.00	*
Charles Henry	12/26/17	06/30/26	3,500	$9.30	*
Martin Berkowitz	12/26/17	08/08/26	5,000	$9.35	*
Alain Thieffry	12/26/17	09/12/26	3,500	$10.54	*
Eric Endy	12/26/17	12/22/26	3,500	$11.79	*
Robert Kelly	12/26/17	02/15/27	6,500	$11.44	*
Jean-Francois Lendais	12/26/17	05/05/27	3,500	$10.00	*
Charles Henry	12/26/17	06/30/27	3,500	$11.93	*
Martin Berkowitz	12/26/17	08/08/27	5,000	$10.95	*
Alain Thieffry	12/26/17	09/12/27	3,500	$10.10	*
Eric Endy	12/26/17	12/22/27	3,500	$11.00	*

*	Not exercised as of March 26, 2018.
(1)	Exercised and paid in December 2017.
(2)	Exercised in December 2017 and paid in January 2018.

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Recommendation of our Board of Directors

The ratification of the grant of stock appreciation rights under the amended 1994 Directors’ Stock Option Plan requires that a majority of the outstanding shares of our common stock vote in favor of this proposal.

Our Board of Directors recommends that you vote “FOR” the ratification of the grant of stock appreciation rights on December 26, 2017, under the amended 1994 Directors’ Stock Option Plan.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

The next annual meeting of stockholders is expected to be held on or about May 23, 2019. Stockholders desiring to present proper proposals at that meeting and to have their proposals included in the Company’s proxy statement and form of proxy for that meeting must meet the eligibility and other criteria under the Company’s Bylaws and Rule 14a-8 of the Exchange Act and must submit the proposal to the Company. Such proposal must be received no later than February 23, 2019, but not before January 23, 2019. However, if the 2019 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from May 23, 2019, the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the latter of (1) the 90th day prior to such annual meeting, or (2) the 10th day following the day the notice of such annual meeting was first given. For stockholder proposals which are submitted pursuant to Rule 14a-8 of the Exchange Act, to be considered by the Company for inclusion in the Company’s proxy materials for the 2019 Annual Meeting of Stockholders, they must be received by the Secretary of the Company at the Company’s executive offices no later than the close of business on December 23, 2018.

OTHER MATTERS

Our 2017 Annual Report on Form 10-K, containing audited consolidated financial statements but without exhibits, accompanies this proxy statement. The Form 10-K as filed with the SEC including exhibits is available by accessing our website at www.gpigaming.com and clicking on “For Investors” and then “SEC Filings.” Stockholders may also obtain a copy of the Form 10-K, without charge, upon written request to:

Gaming Partners International Corporation

Attn: Corporate Secretary

3945 W. Cheyenne Avenue, Suite 208

North Las Vegas, Nevada 89032

Fax: (702) 598-2494

As of the date of this proxy statement, our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the Annual Meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

By Order of the Board of Directors

Gregory S. Gronau President and Chief Executive Officer

North Las Vegas, Nevada

April 18, 2018

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APPENDIX A

GAMING PARTNERS INTERNATIONAL CORPORATION

1994 DIRECTORS’ STOCK OPTION PLAN

Adopted by the Board of Directors on December 26, 2017

Amendments Subject to Approval by the Stockholders on May 23, 2018

1.	Purpose. The Gaming Partners International 1994 Directors’ Stock Option Plan (the “Plan”) is intended to promote the interests of Gaming Partners International Corporation (“GPIC”) and its subsidiaries by offering members of the Board of Directors of GPIC who are not employed as regular salaried officers or employees of GPIC or any of its subsidiaries (hereinafter referred to as “Non-Employee Directors”) the opportunity to participate in a stock option plan in order to encourage Non-Employee Directors to take a long term view of the affairs of GPIC; to attract and retain highly qualified Non-Employee Directors; and to aid in rewarding Non-Employee Directors for their services to GPIC.

2.	Administration. The Plan shall be administered by the Compensation Committee (the “Committee”), selected by and serving at the pleasure of GPIC's Board of Directors (the “Board”), or by the Board. The Committee or the Board shall not have any discretion to determine or vary any matters which are fixed under the terms of the Plan including, without limitation, which individuals shall receive option awards, how many shares of GPIC's stock shall be subject to each such option award, what the exercise price of stock covered by an option shall be, what means of payment shall be acceptable, and stock appreciation rights; provided, however, that notwithstanding the foregoing or any other provision of the Plan, the Board shall have the authority to make the grants and other related determinations pursuant to Section 5(b) of the Plan.

The Committee or the Board shall have the authority to otherwise interpret the Plan and make all determinations necessary or advisable for its administration.

Any actions or decisions by the Committee under the Plan (other than grants of Non-Discretionary Options pursuant to Section 5(a) below) shall be subject to the approval of the Board.

3.	Eligibility. Only Non-Employee Directors, who are not participants in GPIC’s 1994 Long Term Incentive Plan, will be eligible to be granted awards.

4.	Stock Subject to the Plan. The stock from which awards may be granted shall be GPIC’s $.01 par value Common Stock (“Common Stock”). When options are exercised, GPIC may either issue authorized but unissued shares of Common Stock or transfer issued shares of Common Stock held in its treasury. The total number of shares of Common Stock which may be granted as stock options shall not exceed 450,000. If an option expires, is terminated prior to its exercise, or surrendered, the Common Stock covered by such an option immediately prior to such expiration, termination, or surrender shall continue to be available for grant under the Plan.

5.	Grant and Amount of Options.

(a)	Non-Discretionary Options. The date of grant of the initial option (“Initial Option”) for a Non-Employee Director commencing his or her term shall be the date that he or she becomes a member of the Board of Directors (“Commencement Date”). The Initial Option grant shall be to purchase 6,000 shares of Common Stock (subject to vesting per Section 6(b) and to adjustment per Section 7).

Annual awards of options (“Annual Options” or individually an “Annual Option”) shall be granted beginning on the anniversary of the Commencement Date, and continuing each year thereafter. An Annual Option will be to purchase:

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(i)	prior to the third anniversary of the Commencement date, 1,500 shares of Common Stock for each of the following Board committees on which the Non-Employee Director served for a period of at least six months during the twelve months prior to the date of grant: (A) Audit Committee; (B) Compliance Committee; and (C) Compensation Committee; and

(ii)	on the third anniversary of the Commencement Date, and each year thereafter, an additional 2,000 shares of Common Stock (all grant amounts subject to adjustment per Section 7).

The Initial Option and the Annual Options are collectively referred to herein as “Non-Discretionary Options.”

(b)	Discretionary Options. Notwithstanding any provision of the Plan to the contrary, in addition to the Non-Discretionary Options, the Board shall have the authority to grant options from time to time in its sole and absolute discretion (“Discretionary Options”) to Non-Employee Directors pursuant to this Section. No Non-Employee Director shall have any right or claim to be granted a Discretionary Option. Subject to and consistent with the provisions of the Plan, the Board is authorized in its sole and absolute discretion to:

(i)	Select the Non-Employee Directors, if any, to whom Discretionary Options may be granted; and

(ii)	Determine the number of shares of Common Stock which are subject to a Discretionary Option.

The total number of shares of Common Stock which may be subject to Discretionary Options shall not exceed 100,000; provided, however, that

(iii)	if a Discretionary Option expires, is terminated prior to its exercise, or surrendered, the shares of Common Stock covered by such Discretionary Option immediately prior to such expiration, termination, or surrender, shall continue to be available for grant under this Section as a Discretionary Option; and

(iv)	any shares of Common Stock not subject to Discretionary Options shall be available for grants as Non-Discretionary Options. The Non-Discretionary Options and the Discretionary Options are collectively referred to herein as “options.”

6.	Terms and Conditions of Options. Options shall be designated non-statutory options or not qualified as Incentive Stock Options under Section 422(a) of the Internal Revenue Code of 1986, as amended, and shall be evidenced by written instruments approved by the Committee or the Board. Such instruments shall conform to the following terms and conditions:

(a)	Option price. The option price shall be the fair market value of the shares of Common Stock under option on the date such option is granted. The fair market value per share shall be the last reported sale price of the stock on such date on the NASDAQ National Market, or on such other stock exchange that the Common Stock may be listed from time to time. The option price shall be paid

(i)	in cash or

(ii)	in shares of Common Stock, including Common Stock underlying the option being exercised, having a fair market value equal to such option price or

(iii)	in a combination of cash and shares of Common Stock, including Common Stock underlying the option being exercised.

The fair market value of shares of Common Stock delivered to GPIC pursuant to the immediately preceding sentence shall be determined based on the last reported sale price of the Common Stock on the NASDAQ National Market on the day of exercise or, if there was no such sale price on the day of exercise, on the day next preceding the day of exercise on which there was such a sale.

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(b)	Vesting, exercise, and term of options. The Initial Option shall be exercisable to the extent of vesting. The Initial Option shall vest over a three-year period, with one-third of the Initial Option (2,000 shares) vesting upon each anniversary of the Commencement Date. Annual Options and Discretionary Options shall be fully vested upon grant, but shall only be exercisable six months and one day from the date of grant.

Except in special circumstances, each option shall expire upon the tenth anniversary of the date of its grant or such earlier date as provided in Section 6(c) below.

After becoming exercisable, each option shall remain exercisable until the expiration or termination of the option. After becoming exercisable, an option may be exercised by the Non-Employee Director from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. The Committee or the Board may provide that payment of the option exercise price may be made following delivery of the certificate for the exercised shares.

Upon the exercise of an option, the purchase price will be payable in full in cash or Common Stock as provided in Section 6(a). Any shares of Common Stock so assigned and delivered to GPIC in payment or partial payment of the purchase price will be valued at fair market value on the exercise date. Upon the exercise of a non-qualified stock option, GPIC shall withhold from the shares of Common Stock to be issued to the eligible Non-Employee Director the number of shares necessary to satisfy GPIC’s obligation to withhold Federal taxes, such determination to be based on the shares’ fair market value on the date of exercise.

(c)	Termination of Directorship. If an Non-Employee Director ceases for any reason, including death or resignation, to be a director: all options granted to such Non-Employee Director and vested on the date of termination of Directorship shall expire on the earliest of (i) the tenth anniversary after the date of grant, (ii) nine months after the day such Non-Employee Director ceases to be a director for any reason other than death, or (iii) two years after the day such Non-Employee Director ceases to be a director due to his death; and all options granted to such Non-Employee Director which are unvested shall expire.

(d)	Exercise upon death of Non-Employee Director. If a Non-Employee Director dies, the option may be exercised, to the extent provided in Section 6(c), by the Non-Employee Director’s estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution. The Committee or the Board may approve all cash payments to the estate of a Non-Employee Director if circumstances warrant such a decision.

(e)	Assignability. No option shall be assignable or transferable by the Non-Employee Director except by will or by the laws of descent and distribution and during the lifetime of the Non-Employee Director the option shall be exercisable only by such Non-Employee Director.

7.	Capital Adjustments. The number and price of shares of Common Stock covered by each award of options and the total number of shares that may be granted under the Plan shall be proportionally adjusted to reflect, subject to any required action by the stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change.

8.	Change of Control. Notwithstanding the provisions of Section 7, in the event of a change of control, all vesting on all unexercised stock options will accelerate to the change of control date. For purposes of this Plan, a “Change of Control” of GPIC shall be deemed to have occurred when:

(a)	any “person” (as the term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), not including Paul S. Endy, or his heirs or assigns, or the Paul S. Endy, Jr. Living Trust, or its beneficiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of GPIC representing 25.0% or more of the combined voting power of GPIC's outstanding securities ordinarily having the right to vote at the election of directors; or

(b)	individuals who constitute the Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination for election was approved by a majority of the Board of Directors of GPIC serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as if he or she were a member of the Incumbent Board; or

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(c)	merger, consolidation or sale of all or substantially all the assets of GPIC occurs, unless such merger or consolidation shall have been affirmatively recommended to GPIC's stockholders by a majority of the Incumbent Board; or

(d)	a proxy statement soliciting proxies from stockholders of GPIC by someone other than the current management of GPIC seeking stockholder approval of a plan or reorganization, merger, or consolidation of GPIC with one or more GPICs as a result of which the outstanding shares of GPIC’s securities are actually exchanged for or converted into cash or property or securities not issued by GPIC unless the reorganization, merger, or consolidation shall have been affirmatively recommended to GPIC's stockholders by a majority of the Incumbent Board.

9.	Approvals. The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from all regulatory agencies from which approval is required, including gaming regulatory agencies, and upon obtaining stockholder ratification of the Plan.

10.	Effective Date of Plan. The effective date of the Plan is January 31, 1994.

11.	Term: Amendment of Plan. This Plan shall expire on January 31, 2022 (except to options outstanding on that date). The Board may terminate the Plan at any time. The Board may amend the Plan at any time, provided however, the provisions of Section 5 pertaining to the amount of options to be granted and the timing of such option grants and the provisions of Section 6(a) pertaining to the option price of the Common Stock under option shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder. Further provided however, that, without the approval of the holders of a majority of the outstanding shares of Common Stock; the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 7); the provisions of Section 3 regarding eligibility may not be modified; the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to Section 7); and the expiration date of the Plan may not be extended and no change may be made which would cause the Plan not to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time. No action of the Board or stockholders, however, may, without the consent of a Non-Employee Director, alter or impair such Non-Employee Director’s rights, including stock appreciation rights, under any option previously granted.

12.	Withholding Taxes. GPIC shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state, or local income or other taxes incurred due to payments or the issuance of shares of Common Stock under the Plan. Whenever under the Plan, shares of Common Stock are to be delivered upon exercise of an option, the Committee or the Board shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state, and other government withholding tax requirements related thereto.

13.	Plan Not a Trust. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between GPIC and any Non-Employee Director, the executor, administrator, or other personal representative, or designated beneficiary of such Non-Employee Director, or any other persons. If and to the extent that any Non-Employee Director or such Non-Employee Director’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from GPIC pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of GPIC.

14.	Notices. Each Non-Employee Director shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class, and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Non-Employee Director furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

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15.	Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

16.	Payment to Minors, etc. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, GPIC, and other parties with respect thereto.

17.	Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18.	Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Nevada to the extent not preempted by federal law, which shall otherwise control.

19.	Stock Appreciation Rights.

(a)	Grants. All options granted under Sections 5(a) and (b) have concurrent grants of stock appreciation rights. A stock appreciation right shall cover the same number of shares covered by such option and shall be subject to the same terms and conditions as such option except for such additional limitations as are contemplated by this Section.

(b)	Terms of Grant. Each stock appreciation right shall entitle a Non-Employee Director to surrender to GPIC a vested option and to receive from GPIC in exchange an amount equal to: the difference between (A) the fair market value of one share of Common Stock, based upon the closing price on the trading day immediately prior to the day a surrender request is made, and (B) the option price per share, multiplied by the number of shares of Common Stock relating to the option which is surrendered. Subject to the open trading window requirement in Section 19(c), a Non-Employee Director may surrender an option, from time to time, up to the total number of shares with respect to which it is then exercisable. Payment shall be made in cash.

(c)	Exercise. Stock appreciation rights may be exercised by providing written notice (email is acceptable) of exercise to GPIC’s President, Chair of the Compensation Committee, finance department, and legal department. Such notice shall state the number of shares being exercised, the grant number, the option price, and the closing price of a share of Common Stock on the trading day immediately prior to the date of notice. All notices of exercise must be received within an open trading window.

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GAMING PARTNERS INTERNATIONAL CORPORATION ATTN: ALAIN M. THIEFFRY 3945 W. CHEYENNE AVE., SUITE 208 N. LAS VEGAS, NV 89032Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John  Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON CONTROL# SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPA N Y NAME INC. - 401 K 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1 OF 2KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 0 0 0 01)  Martin  A.  Berkowitz 02)  Eric  P.  Endy 03)  Gregory S.  Gronau 04)  Charles  R. Henry 05)  Robert J. Kelly 06)  Jean-Francois  Lendais 07)  Alain  Thieffry For Against Abstain 0 0 The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. 2. Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. Hold an advisory vote to approve named executive officer compensation. 4. Approve amendments to the 1994 Directors Stock Option Plan to extend the term until January 31, 2022 and allow for the grant of stock appreciation rights. 5. Ratify the grants of stock appreciation rights on December 26, 2017 under the 1994 Directors Stock Option Plan, as amended. NOTE: Such other business as may properly come before the meeting or any adjournment. For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com . GAMING PARTNERS INTERNATIONAL CORPORATION Annual Meeting of Stockholders May 23, 2018 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder appoints Gregory S. Gronau and Andrew M. Howard, or either of them, as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GAMING PARTNERS INTERNATIONAL CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on May 23rd, 2018 at the Encore Las Vegas, Vivaldi Meeting Room, 3131 S. Las Vegas Blvd., Las Vegas, Nevada 89109, and any adjournment or postponement. This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side.